Exhibit 99.2

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands)

Earnings From Continuing Operations Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA:

	For the Years Ended December 31,		For the Three-Month Periods Ended September 30,
	2011 (1)	2012 (1)	2012	2013
Net (loss) income from continuing operations attributable to Amedisys, Inc.	$(374,955)	$(82,305)	$10,364	$(90,383)
Add:
Provision for income taxes	(103,076)	(21,397)	3,332	(56,962)
Interest expense, net	8,591	12,104	1,972	669
Depreciation and amortization	38,558	39,926	9,771	10,471

EBITDA (2)	$(430,882)	$(51,672)	$25,439	$(136,205)

Add:
Certain items (3)	588,734	157,103	(1,427)	144,955
Debt fees (3)	—	(4,681)	—	—
Intangible write-off (3)	(737)	—	—	(1,542)
Tax adjustments (3)		2,404	2,404	1,534

Adjusted EBITDA (4)	$157,115	$103,154	$26,416	$8,742

Adjusted Net Service Revenue:

	For the Years Ended December 31,		For the Three-Month Periods Ended September 30,
	2011 (1)	2012 (1)	2012	2013
Net service revenue	$1,468,305	$1,487,905	$364,343	$301,639
Add:
Certain items (3)	(4,733)	—	—	—

Adjusted net service revenue (5)	$1,463,572	$1,487,905	$364,343	$301,639

Adjusted Net Income From Continuing Operations Attributable to Amedisys, Inc. per Diluted Share:

	For the Years Ended December 31,		For the Three- Month Period Ended September 30,
	2011 (1)	2012 (1)	2012
Net (loss) income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share	$(13.07)	$(2.75)	$0.34
Add:
Certain items (3)	15.36	3.83	(0.06)

Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share (6)	$2.29	$1.08	$0.28

	For the Three-Month Periods Ended			For the Nine- Month Period
	March 31, 2013	June 30, 2013	September 30, 2013	September 30, 2013
Net (loss) income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share	$0.11	$0.08	$(2.87)	$(2.72)
Add:
Certain items (3)	0.04	0.10	2.86	3.04

Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share (6)	$0.15	$0.18	$(0.01)	$0.32

(1)	Results as reported in our Annual Report on From 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 12, 2013 and have not been restated to reflect continuing operations as of September 30, 2013.
(2)	EBITDA is defined as net (loss) income from continuing operations attributable to Amedisys, Inc. before provision for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.
(3)	The following details the certain items for the periods presented below (amounts in thousands, except per share data):

	For the Years Ended December 31,				For the Three-Month Period Ended September 30,
	2011		2012		2012
	(Income) Expense	Diluted EPS	(Income) Expense	Diluted EPS	(Income) Expense	Diluted EPS
CMS Bonus	$(4,733)	$(0.10)	$—	$—	$—	$—
Goodwill and other intangibles impairment charge	579,955	15.25	162,103	4.17	—	—
Non-controlling interests portion of impairment charges	—	—	(14,874)	(0.50)	—	—
Valuation allowance adjustment	—	(0.07)	—	—	—	—
Severance	3,268	0.07	2,244	0.04	—	—
Lease terminations	—	—	463	0.01	—	—
Debt costs	—	—	4,681	0.09	—	—
Exit activities related to continuing operations	3,370	0.07	—	—	—	—
Legal fees (investigations)	7,125	0.15	8,494	0.16	977	0.02
Lawsuit settlement	—	—	(3,604)	(0.06)	—	—
Tax adjustments	—	—	(2,404)	(0.08)	(2,404)	(0.08)
Certain costs	(251)	(0.01)	—	—	—	—

Total	$588,734	$15.36	$157,103	$3.83	$(1,427)	$(0.06)

	For the Three-Month Periods Ended						For the Nine-Month Period Ended
	March 31, 2013		June 30, 2013		September 30, 2013		September 30, 2013
	(Income) Expense	Diluted EPS	(Income) Expense	Diluted EPS	(Income) Expense	Diluted EPS	(Income) Expense	Diluted EPS
U.S. Department of Justice settlement	$—	$—	$—	$—	$150,000	$2.98	$150,000	$3.02
OIG self-disclosure	—	—	—	—	997	0.02	997	0.02
D&O proceeds	—	—	—	—	(5,530)	(0.11)	(5,530)	(0.11)
Impairment of intangibles	—	—	2,286	0.05	1,542	0.03	3,828	0.08
Exit activity costs	—	—	1,569	0.03	—	—	1,569	0.03
Legal fees (investigations)	2,031	0.04	1,606	0.03	931	0.02	4,568	0.09
Gain on sale of care centers	—	—	(357)	(0.01)	(1,451)	(0.03)	(1,808)	(0.04)
Tax adjustments	—	—	—	—	(1,534)	(0.05)	(1,534)	(0.05)

Total	$2,031	$0.04	$5,104	$0.10	$144,955	$2.86	$152,090	$3.04

(4)	Adjusted EBITDA is defined as net (loss) income from continuing operations attributable to Amedisys, Inc. before provision for income taxes, net interest expense, depreciation and amortization excluding the accrual for the U.S. Department of Justice settlement, proceeds from our D&O insurance and certain other items. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.
(5)	Adjusted net income from continuing operations attributable to Amedisys, Inc. is defined as net (loss) income from continuing operations attributable to Amedisys, Inc. excluding the accrual for the U.S. Department of Justice settlement, proceeds from our D&O insurance and certain other items. Adjusted net income from continuing operations attributable to Amedisys, Inc. should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted net income from continuing operations attributable to Amedisys, Inc. may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.
(6)	Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share is defined as diluted (loss) earnings from continuing operations per share excluding the earnings per share effect of the accrual for the U.S. Department of Justice settlement, proceeds from our D&O insurance and other certain other items. Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators or operating performance. This calculation of adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.